UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 1, 2021, Super League Gaming, Inc. (the “Company”) completed the previously disclosed merger with Mobcrush Streaming, Inc. (“Mobcrush”) pursuant to which the Company acquired all of the issued and outstanding shares of Mobcrush (the “Merger”). At closing, the Company issued to former stockholders of Mobcrush, or reserved for issuance pursuant to stock options to be granted to Mobcrush employees retained in connection with the Merger, an aggregate total of 12,582,202 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as consideration for the Merger. A copy of the press release issued by the Company regarding closing of the Merger is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

The material terms of the Merger are contained in that certain Agreement and Plan of Merger, dated March 9, 2021, and amended on April 20, 2021, by and between the Company, SLG Merger Sub II, Inc. and Mobcrush (the “Merger Agreement”), as previously disclosed in Item 1.01 and attached thereto as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2021, and Item 1.01 and attached thereto as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2021.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 2.01 with respect to shares of the Company’s Common Stock issued upon the closing of the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Wann

In connection with the Merger and pursuant to the Merger Agreement, on June 1, 2021, the Company appointed Michael Wann to serve as the Company’s Chief Strategy Officer and to serve as a director on the Company’s Board of Directors (the “Board”).

Mr. Wann, age 49, served as Chief Executive Officer of Mobcrush from May 2017 until the closing of the Merger. Prior to Mobcrush, Mr. Wann served as Chief Revenue Officer and as an advisor for Fullscreen, Inc. from January 2014 to December 2017. Mr. Wann has also held various senior management positions at Tastemade, SpinMedia, Inc. and Demand Media. Mr. Wann holds a BA in Political Science and Government, and an MBA from University of Redlands.

Effective June 1, 2021, the Company and Mr. Wann entered into an employment agreement, pursuant to which Mr. Wann will serve as the Company’s Chief Strategy Officer for an initial period of three years, and, provided that neither party provides 30 days’ notice prior to the expiration of the Term or a Renewal Term (defined below) of their intent to allow the agreement to expire and thereby terminate, the agreement shall continue in effect for successive periods of one year (each, a “Wann Renewal Term”). The employment agreement with Mr. Wann provides for a base annual salary of $300,000, which amount may be increased annually, at the sole discretion of the Board. Additionally, Mr. Wann shall be entitled to (i) health insurance for himself and his dependents, for which the Company shall pay 90% of the premiums, (ii) reimbursement for all reasonable business expenses, and (iii) participate in the Company’s 401(k) Plan.

In connection with his appointment, Mr. Wann received options to purchase up to 120,000 shares of Common Stock, which options have a term of 10 years, an exercise price of $4.96 and will vest at the rate of (i) one-quarter (25.0%) on the one-year anniversary of the Effective Date, and (ii) 1/36th per month thereafter over the following three (3) years.

Except as disclosed herein, there are no other arrangements or understandings between Mr. Wann and any other person pursuant to which he was appointed as Chief Strategy Officer or as a director, and Mr. Wann is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The following financial statements of Mobcrush are being filed as exhibits hereto and are incorporated by reference herein:

Exhibit 99.2 — Mobcrush audited financial statements, including the independent auditor’s report as of and for the years ended December 31, 2020, and December 31, 2019.

Exhibit 99.3 — Mobcrush unaudited financial statements for the period ended March 31, 2021.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K are not included in this Current Report. The Company intends to file this pro forma financial information by an amendment within the timeframe permitted by Item 9.01(b).

(c) Not Applicable.

(d) Exhibits.

99.1	Press release issued by Super League Gaming, Inc., dated June 2, 2021.

99.2	Audited financial statements of Mobcrush Streaming, Inc. for the year ended December 31, 2020 and Independent Auditor’s Report thereon.

99.3	Unaudited financial statements of Mobcrush Streaming, Inc. for the period ended March 31, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: June 7, 2021	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer